EXHIBIT 99.1

Riverbed Technology Reports Record Fourth Quarter and Fiscal Year 2010 Revenue

•	Q4’10 revenue increases 12% over prior quarter and 47% over prior year to $165 million

•	FY’10 revenue increases 40% over prior year to $552 million

•	Cash and investments exceed $501 million at December 31, 2010

January 27, 2011 – Riverbed Technology (NASDAQ: RVBD), the IT performance company, today reported financial results for its fourth quarter (Q4’10) and fiscal year ended December 31, 2010 (FY’10).

Total revenue for Q4’10 was $165.4 million, an increase of 12% from $147.8 million reported in the third quarter of fiscal year 2010 (Q3’10) and an increase of 47% from $112.9 million reported in the fourth quarter of fiscal year 2009 (Q4’09). For fiscal year 2010 (FY’10), revenue was $551.9 million, up 40% from $394.1 million in fiscal year 2009 (FY’09).

GAAP net income for Q4’10 was $12.6 million, or $0.08 per share. This compares to GAAP net income of $13.9 million, or $0.09 per diluted share, in Q3’10 and $0.9 million, or $0.01 per share, in Q4’09. GAAP net income for FY’10 was $34.2 million, or $0.22 per diluted share, compared to GAAP net income of $7.1 million, or $0.05 per share, in FY’09. Non-GAAP net income for Q4’10 was $31.7 million, or $0.19 per diluted share. This compares to non-GAAP net income for Q3’10 of $26.6 million, or $0.17 per diluted share, and non-GAAP net income for Q4’09 of $16.1 million, or $0.11 per diluted share. Non-GAAP net income for FY’10 was $92.4 million, or $0.59 per diluted share, which compares to non-GAAP net income of $50.1 million, or $0.34 per diluted share in FY’09.

“2010 was a year of incredible achievement for Riverbed®. We gained market share every reported quarter in what remains a rapidly growing and still under-penetrated market,” said Jerry M. Kennelly, Riverbed president and CEO. “For the full year, revenue increased 40% while our non-GAAP operating profit and net income both grew more than 90% compared to the prior year. We added more than 500 new customers in the fourth quarter, and we now count many of the largest companies in the world as Riverbed customers. We enter 2011 with significant momentum and expect it to be another year of strong revenue growth and expanding non-GAAP operating margins.”

Q4’10 and FY’10 Financial Highlights

•	Q4’10 non-GAAP gross margin was 78.5% , FY’10 non-GAAP gross margin was 77.8%

•	Q4’10 non-GAAP operating margin was 27.7%, FY’10 non-GAAP operating margin was 25.6%

•	Q4’10 non-GAAP net income increased 19% sequentially and 97% year-over-year

•	Q4’10 deferred revenue increased 7% sequentially and 34% year-over-year

•	Q4’10 cash flow from operations of $32 million, and FY’10 cash flow from operations of $145 million

•	Cash and investments totaled $501 million and no debt as of December 31, 2010

FY’10 Business Highlights

•	Identified as the WAN optimization controller (WOC) Advanced Platform worldwide market share leader for Q1’10*, Q2’10** and Q3’10*** based on revenue by Gartner

•	Positioned by Gartner in the leaders quadrant in the “Magic Quadrant for WAN Optimization Controllers 2010”

•	Launched four new products including the Steelhead® 7050 appliance, Virtual Steelhead™, Cloud Steelhead™ and Whitewater™ appliance

•	Launched multiple new software releases including Riverbed Optimization System (RiOS®) 6.1, Steelhead Mobile 3.1 and Cascade® 8.4

•	Added ten qualified solutions to the Riverbed Services Platform

•	Successfully completed acquisitions of CACE Technologies, Inc. and Global Protocols LLC

•	Awarded the 2009 EMC(R) Partner Solution Award: Offering of the Year – Symmetrix®.

•	Became the first WAN optimization vendor to achieve Microsoft SVVP validation for Windows Server 2008 R2

•	Verizon added Riverbed WAN optimization and new consulting services to Verizon Managed WAN Optimization Services, available in 142 countries

•	Highlighted in Everything Channel’s 16th annual 2010 Partner Program Guide as one of North America’s top IT vendors for its Riverbed Partner Network (RPN) program

•

Achieved EAL4+ certification under the Common Criteria for Information Technology Security Evaluation and Certification Scheme (CCS). By obtaining this certification, Riverbed assures federal agencies and departments that its WAN optimization solution meets stringent government requirements mandated for commercial information security products purchased by the U.S. government for use in national security systems.

•	Recognized by the San Francisco Business Times as one of the 2010 Best Places to Work in the San Francisco Bay Area

Conference Call

Riverbed will host a conference call today, January 27, 2011, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss its fourth quarter and fiscal year 2010 results and outlook for the first quarter of 2011.

The call will be broadcast live over the Internet at www.riverbed.com/investors. A replay of the conference call will also be available via webcast at www.riverbed.com/investors for 12 months.

Use of Non-GAAP Financial Information

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including non-GAAP revenue, non-GAAP net income, non-GAAP gross margin and non-GAAP operating margin, that we believe are helpful in understanding our past financial performance and future results. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “GAAP to Non-GAAP Reconciliations.” Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods. Our non-GAAP financial measures include adjustments based on the following items, as well as the related income tax effects and adjustments related to our tax valuation allowance:

Support deferred revenue: Business combination accounting rules require us to account for the fair value of support contracts assumed in connection with our acquisitions. Because these are typically one-year contracts, our GAAP revenues for the one year period subsequent to the acquisition of a business do not reflect the full amount of service revenues on assumed support contracts that would have otherwise been recorded by the acquired entity. The non-GAAP adjustment is intended to reflect the full amount of such revenues. We believe this adjustment is useful to investors as a measure of the ongoing performance of our business because we have historically experienced high renewal rates on support contracts, although we cannot be certain that customers will renew these contracts.

Inventory and cost of product revenue: Business combination accounting rules require us to account for the fair value of inventory acquired in connection with our acquisitions. The fair value of inventory is estimated as the selling price minus the estimated cost to sell. In the period subsequent to the acquisition, the cost of product revenue includes the higher fair value of the acquired inventory.

Stock-based compensation expenses: We have excluded the effect of stock-based compensation and related payroll tax expenses from our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP net income. Amortization of intangible assets is a non-cash expense, and it is not part of our core operations. Investors should note that the use of intangible assets contributed to revenues earned during the periods presented and will contribute to future period revenues as well.

Acquisition related and other expenses: We incur significant expenses in connection with our acquisitions and also incurred certain other operating expenses, which we would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related and other expenses consist of transaction costs, costs for transitional employees, other acquired employee related costs, integration related professional services, and adjustments to the fair value of the acquisition related contingent consideration. We believe it is useful for investors to understand the effects of these items on our total operating expenses.

Forward Looking Statements

This press release contains forward-looking statements, including statements relating to Riverbed’s 2011 financial performance expectations. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; the adoption rate of our products; our ability to establish and maintain successful relationships with our distribution partners; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; shortages or price fluctuations in our supply chain; our ability to protect our intellectual property rights; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Riverbed’s business are set forth in our Form 10-Q filed with the SEC on October 28, 2010. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements. Any future product, feature or related specification that may be referenced in this release are for information purposes only and are not commitments to deliver any technology or enhancement. Riverbed reserves the right to modify future product plans at any time.

About Riverbed

Riverbed Technology is the IT performance company. The Riverbed family of wide area network (WAN) optimization solutions liberates businesses from common IT constraints by increasing application performance, enabling consolidation, and providing enterprise-wide network and application visibility – all while eliminating the need to increase bandwidth, storage or servers. Thousands of companies with distributed operations use Riverbed to make their IT infrastructure faster, less expensive and more responsive. Additional information about Riverbed (NASDAQ: RVBD) is available at www.riverbed.com.

Riverbed and any Riverbed product or service name or logo used herein are trademarks of Riverbed Technology, Inc. All other trademarks used herein belong to their respective owners.

*Gartner, Inc., “Market Share: Application Acceleration Equipment, Worldwide, 1Q10” by Joe Skorupa and Nhat Pham, June 2010

**Gartner, Inc., “Market Share: Application Acceleration Equipment, Worldwide, 2Q10” by Joe Skorupa and Nhat Pham, September 2010

***Gartner, Inc., “Market Share: Application Acceleration Equipment, Worldwide, 3Q10” by Joe Skorupa and Nhat Pham, December 2010

About the Magic Quadrant

The Gartner Magic Quadrant is copyrighted 2010 by Gartner, Inc., and is reused with permission. The Magic Quadrant is a graphical representation of a marketplace at and for a specific time period. It depicts

Gartner’s analysis of how certain vendors measure against criteria for that marketplace, as defined by Gartner. Gartner does not endorse any vendor, product or service depicted in the Magic Quadrant and does not advise technology users to select only those vendors placed in the “Leaders” quadrant. The Magic Quadrant is intended solely as a research tool and is not meant to be a specific guide to action. Gartner disclaims all warranties, express or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

MEDIA CONTACT

Kristalle Ward

Riverbed Technology

415-247-8140

kristalle.ward@riverbed.com

INVESTOR RELATIONS CONTACT

Renee Lyall

Riverbed Technology

415-247-6353

renee.lyall@riverbed.com

Riverbed Technology, Inc.

GAAP Condensed Consolidated Statements of Operations

In thousands, except per share amounts

Unaudited

	Three months ended December 31,		Twelve months ended December 31,
	2010	2009	2010	2009
Revenue:
Product	$118,194	$77,563	$380,277	$267,885
Support and services	47,239	35,336	171,612	126,261

Total revenue	165,433	112,899	551,889	394,146

Cost of revenue:
Cost of product	24,865	17,276	81,998	61,052
Cost of support and services	14,274	10,531	50,750	37,916

Total cost of revenue	39,139	27,807	132,748	98,968

Gross profit	126,294	85,092	419,141	295,178

Operating expenses:
Sales and marketing	66,477	50,484	225,052	177,487
Research and development	25,617	18,796	87,117	69,164
General and administrative	12,989	10,698	47,382	38,080
Acquisition-related costs	618	4,551	3,343	104

Total operating expenses	105,701	84,529	362,894	284,835

Operating income	20,593	563	56,247	10,343

Other income, net	41	218	724	1,042

Income before provision for income taxes	20,634	781	56,971	11,385
Provision (benefit) for income taxes	8,023	(151)	22,813	4,300

Net income	$12,611	$932	$34,158	$7,085

Net income per share, basic	$0.08	$0.01	$0.24	$0.05
Net income per share, diluted	$0.08	$0.01	$0.22	$0.05

Shares used in computing basic net income per share	149,058	139,390	145,012	138,400
Shares used in computing diluted net income per share	163,359	146,076	155,999	143,080

Riverbed Technology, Inc.

Condensed Consolidated Balance Sheets

In thousands

Unaudited

	As of December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$165,726	$67,749
Short-term investments	259,245	257,938
Trade receivables, net	50,726	48,468
Inventory	15,180	9,742
Deferred tax assets	20,832	9,451
Prepaid expenses and other current assets	30,958	16,816

Total current assets	542,667	410,164

Long-term investments	76,169	—
Fixed assets, net	21,522	21,698
Goodwill	25,653	11,312
Intangible assets, net	30,789	19,389
Deferred tax assets, non-current	35,775	38,619
Other assets	3,506	4,097

Total assets	$736,081	$505,279

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$27,015	$19,053
Accrued compensation and related benefits	32,915	18,692
Other accrued liabilities	18,813	25,976
Deferred revenue	89,026	64,478

Total current liabilities	167,769	128,199

Deferred revenue, non-current	26,511	21,972
Other long-term liabilities	4,381	2,801

Total long-term liabilities	30,892	24,773

Stockholders’ equity:
Common stock	518,052	367,236
Retained earnings (Accumulated deficit)	19,309	(14,849)
Accumulated other comprehensive gain (loss)	59	(80)

Total stockholders’ equity	537,420	352,307

Total liabilities and stockholders’ equity	$736,081	$505,279

Riverbed Technology, Inc.

Condensed Consolidated Statements of Cash Flows

In thousands

Unaudited

	Year ended December 31,
	2010	2009
Operating activities:
Net income	$34,158	$7,085
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,855	14,340
Stock-based compensation	70,801	56,218
Deferred taxes	(11,851)	(13,517)
Excess tax benefit from employee stock plans	(27,538)	(2,792)
Changes in operating assets and liabilities:
Trade receivables	(1,026)	940
Inventory	(4,414)	1,341
Prepaid expenses and other assets	(13,515)	(2,756)
Accounts payable	8,392	(665)
Accruals and other liabilities	23,379	6,640
Acquisition-related contingent consideration	(5,249)	1,093
Income taxes payable	27,436	1,772
Deferred revenue	29,087	26,788

Net cash provided by operating activities	145,515	96,487

Investing activities:
Capital expenditures	(10,690)	(8,978)
Purchase of available for sale securities	(526,051)	(375,056)
Proceeds from maturities of available for sale securities	404,767	272,818
Proceeds from sales of available for sale securities	43,862	16,250
Acquisitions, net of cash acquired	(26,885)	(20,469)

Net cash used in investing activities	(114,997)	(115,435)

Financing activities:
Acquisition-related contingent consideration	(9,909)	—
Proceeds from issuance of common stock under employee stock plans, net of repurchases	64,295	25,288
Cash used to net share settle equity awards	(12,331)	(3,044)
Payments for repurchases of common stock	—	(29,016)
Payment of debt assumed in acquisition	(2,244)	(5,004)
Excess tax benefit from employee stock plans	27,538	2,792

Net cash used in financing activities	67,349	(8,984)
Effect of exchange rate changes on cash and cash equivalents	110	303

Net decrease in cash and cash equivalents	97,977	(27,629)
Cash and cash equivalents at beginning of period	67,749	95,378

Cash and cash equivalents at end of period	$165,726	$67,749

Riverbed Technology, Inc.

Supplemental Financial Information

In thousands

Unaudited

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,
	2010	2010	2009	2010	2009
Revenue by Geography

United States	$91,661	$80,839	$64,998	$294,631	$221,206
Europe, Middle East and Africa	42,987	38,405	29,971	149,647	104,990
Rest of the world	30,785	28,562	17,930	107,611	67,950

Total revenue	$165,433	$147,806	$112,899	$551,889	$394,146

As a percentage of total revenues:
United States	55%	55%	58%	53%	56%
Europe, Middle East and Africa	26%	26%	27%	27%	27%
Rest of the world	19%	19%	15%	20%	17%

Total revenue	100%	100%	100%	100%	100%

Revenue by Sales Channel

Direct	$7,526	$7,721	$7,278	$31,525	$29,915
Indirect	157,907	140,085	105,621	520,364	364,231

Total revenue	$165,433	$147,806	$112,899	$551,889	$394,146

As a percentage of total revenues:
Direct	5%	5%	6%	6%	8%
Indirect	95%	95%	94%	94%	92%

Total revenue	100%	100%	100%	100%	100%

Riverbed Technology, Inc.

GAAP to Non-GAAP Reconciliation

In thousands, except per share amounts

Unaudited

	Three months ended			Twelve months ended
GAAP to Non-GAAP Reconciliations:	December 31,	September 30,	December 31,	December 31,

	2010	2010	2009	2010	2009
Reconciliation of Total Revenue:
U.S. GAAP as reported	$165,433	$147,806	$112,899	$551,889	$394,146
Adjustments:
Deferred revenue adjustment (5)	—	—	313	—	1,792

As Adjusted	$165,433	$147,806	$113,212	$551,889	$395,938

Reconciliation of Gross Profit:
U.S. GAAP as reported	$126,294	$113,039	$85,092	$419,141	$295,178
Adjustments:
Stock-based compensation (1)	1,732	1,487	1,373	6,093	4,967
Payroll tax on stock-based compensation (2)	162	54	7	290	26
Amortization on intangibles (3)	1,287	740	740	3,507	2,546
Deferred revenue adjustment (5)	—	—	313	—	1,792
Inventory fair value adjustment (8)	376	—	—	376	—

As Adjusted	$129,851	$115,320	$87,525	$429,407	$304,509

Reconciliation of Gross Margin:
U.S. GAAP as reported	76.3%	76.5%	75.4%	75.9%	74.9%
Adjustments:
Stock-based compensation (1)	1.1%	1.0%	1.2%	1.1%	1.3%
Payroll tax on stock-based compensation (2)	0.1%	0.0%	0.0%	0.1%	0.0%
Amortization on intangibles (3)	0.8%	0.5%	0.7%	0.6%	0.6%
Deferred revenue adjustment (5)	0.0%	0.0%	0.0%	0.0%	0.1%
Inventory fair value adjustment (8)	0.2%	0.0%	0.0%	0.1%	0.0%

As Adjusted	78.5%	78.0%	77.3%	77.8%	76.9%

Reconciliation of Operating Income:
U.S. GAAP as reported	$20,593	$22,493	$563	$56,247	$10,343
Adjustments:
Stock-based compensation (1)	20,305	17,331	15,787	70,801	56,218
Payroll tax on stock-based compensation (2)	1,634	516	172	3,147	490
Amortization on intangibles (3)	1,815	1,195	1,195	5,400	4,111
Acquisition-related costs (credits) (4)	1,104	—	6,040	5,260	2,464
Deferred revenue adjustment (5)	—	—	313	—	1,792
Inventory fair value adjustment (8)	376	—	—	376	—

As Adjusted	$45,827	$41,535	$24,070	$141,231	$75,418

Reconciliation of Operating Margin:
U.S. GAAP as reported	12.4%	15.2%	0.5%	10.2%	2.6%
Adjustments:
Stock-based compensation (1)	12.3%	11.8%	13.9%	12.7%	14.2%
Payroll tax on stock-based compensation (2)	1.0%	0.3%	0.2%	0.6%	0.1%
Amortization on intangibles (3)	1.1%	0.8%	1.1%	1.0%	1.0%
Acquisition-related costs (credits) (4)	0.7%	0.0%	5.3%	1.0%	0.6%
Deferred revenue adjustment (5)	0.0%	0.0%	0.3%	0.0%	0.5%
Inventory fair value adjustment (8)	0.2%	0.0%	0.0%	0.1%	0.0%

As Adjusted	27.7%	28.1%	21.3%	25.6%	19.0%

	Three months ended			Twelve months ended
GAAP to Non-GAAP Reconciliations:	December 31,	September 30,	December 31,	December 31,

	2010	2010	2009	2010	2009
Reconciliation of Net Income:
U.S. GAAP as reported	$12,611	$13,910	$932	$34,158	$7,085
Adjustments:
Stock-based compensation (1)	20,305	17,331	15,787	70,801	56,218
Payroll tax on stock-based compensation (2)	1,634	516	172	3,147	490
Amortization on intangibles (3)	1,815	1,195	1,195	5,400	4,111
Acquisition-related costs (credits) (4)	1,104	—	6,040	5,260	2,464
Deferred revenue adjustment (5)	—	—	313	—	1,792
Inventory fair value adjustment (8)	376	—	—	376	—
Income tax adjustments (6)	(6,114)	(6,333)	(8,368)	(26,758)	(22,097)

As Adjusted	$31,731	$26,619	$16,071	$92,384	$50,063

Reconciliation of Net Income per share, diluted:
U.S. GAAP as reported	$0.08	$0.09	$0.01	$0.22	$0.05
Adjustments:
Stock-based compensation (1)	0.12	0.11	0.10	0.46	0.38
Payroll tax on stock-based compensation (2)	0.01	—	—	0.02	—
Amortization on intangibles (3)	0.01	0.01	0.01	0.03	0.03
Acquisition-related costs (credits) (4)	0.01	—	0.04	0.03	0.02
Deferred revenue adjustment (5)	—	—	—	—	0.01
Income tax adjustments (6)	(0.04)	(0.04)	(0.05)	(0.17)	(0.15)

As Adjusted	$0.19	$0.17	$0.11	$0.59	$0.34

Non-GAAP Net income per share, basic	$0.21	$0.18	$0.12	$0.64	$0.36
Non-GAAP Net income per share, diluted (7)	$0.19	$0.17	$0.11	$0.59	$0.34

Shares used in computing basic net income per share (9)	149,058	145,978	139,390	145,012	138,400
Shares used in computing diluted net income per share (7)(9)	163,359	157,930	152,268	155,999	148,176

Non-GAAP adjustments:
Support and services revenue	$—	$—	$313	$—	$1,792
Cost of product	1,838	877	863	4,461	2,999
Cost of support and services	1,719	1,404	1,257	5,805	4,540
Sales and marketing	9,287	7,904	8,140	33,010	27,988
Research and development	6,846	4,923	4,566	21,621	15,245
General and administrative	4,926	3,934	3,817	16,744	12,407
Other acquisition costs (credits)	618	—	4,551	3,343	104
Provision for income taxes	(6,114)	(6,333)	(8,368)	(26,758)	(22,097)

Total Non-GAAP Adjustments	$19,120	$12,709	$15,139	$58,226	$42,978

(1)	Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718, Compensation - Stock Compensation effective January 1, 2006.
(2)	Payroll tax on stock-based compensation represents the incremental cost for employer payroll taxes on stock option exercises and restricted stock units vested and released.
(3)	The intangible assets recorded at fair value as a result of our acquisitions are amortized over the estimated useful life of the respective asset.
(4)	We incurred expenses, such as revaluation of the contingent consideration, in connection with our acquisitions, which would not have otherwise occurred in the period presented as part of our operating expenses; therefore, these costs or credits are excluded from our non-GAAP operating expenses.
(5)	Business combination accounting rules require us to account for the fair value of deferred revenue assumed in connection with an acquisition. The non-GAAP adjustment is intended to reflect the full amount of support and service revenue that would have otherwise been recorded by the acquired entity.
(6)	The non-GAAP tax rate excludes the income tax effects of non-GAAP adjustments. Additionally, the non-GAAP tax rate does not assume a valuation allowance on our deferred tax assets.
(7)	Non-GAAP diluted earnings per share and non-GAAP diluted weighted average shares outstanding were calculated excluding the effects of expensing stock options under ASC Topic 718 for the periods ended December 31, 2009.
(8)	The inventory fair value adjustment recorded pursuant to our acquisition is excluded from our non-GAAP operating expenses as this cost would not have otherwise occurred in the period presented.
(9)	Shares used in computing basic and diluted net income per share is reflective of the stock split for all periods presented.